                                                                  EXHIBIT 10.5

                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (this "Agreement") is made and entered into as of the 31ST day of December, 1996 by and between GLENAYRE TECHNOLOGIES, INC., a Delaware corporation formerly known as "N-W Group, Inc." (the "Company"), and CLARKE H. BAILEY ("Mr. Bailey").

                              Statement of Purpose

         The Company and Mr. Bailey entered into an Employment Agreement dated December 3, 1990, as amended by an Amendment Agreement dated as of February 1, 1995 (the "Employment Agreement"). The Company and Mr. Bailey desire to terminate the Employment Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing Statement of Purpose and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                  1. The Employment Agreement is hereby terminated effective as of December 31, 1996.

                  2. Mr. Bailey acknowledges and agrees no event has occurred prior to the date hereof which constitutes "Good Reason" (as defined in Section 12(a) of the Employment Agreement) or a "Change in Control" of the Company (as defined in Section 13(a) of the Employment Agreement), which in either case would entitle Mr. Bailey to terminate his employment under the Employment Agreement and to be paid certain payments under Section 12 or 13 of the Employment Agreement, as applicable. The Company acknowledges and agrees that the termination of the Employment Agreement does not affect in any manner whatsoever any options to purchase the Company's common stock previously granted by the Company to Mr. Bailey and that such options continue to be exercisable for the applicable 10-year period.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

                                                     GLENAYRE TECHNOLOGIES, INC.

                                                     By:   s/Gary B. Smith
                                                        Gary B. Smith
                                                        President



                                                           s/Clarke H. Bailey
                                                     Clarke H. Bailey